UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.  )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Altimmune, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Altimmune, Inc.
910 Clopper Road, Suite 201S
Gaithersburg, Maryland, 20878
August 16, 2021
To the Stockholders of Altimmune, Inc.:
You are invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Altimmune, Inc. (the “Company”) scheduled for Thursday, September 23, 2021, at 8:30 a.m., Eastern Time. The Annual Meeting will be held virtually, conducted via live webcast. You may attend the meeting virtually via the Internet at https://www.cstproxy.com/altimmune/2021, where you will be able to vote electronically and submit questions. You will need the 12-digit control number included with these proxy materials to attend the Annual Meeting. The Company’s Board of Directors and management look forward to speaking with you.
Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.
At this Annual Meeting, the agenda includes the election of eight directors, each for a one-year term, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and an advisory vote on the compensation of the Company’s named executive officers.
Your vote is important to us. Whether or not you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the enclosed Proxy Statement, please cast your vote via the Internet or telephone or complete, sign, date and return the proxy card in the pre-addressed envelope that we have included for your convenience. If you hold your shares in a stock brokerage account, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote via the Internet or by telephone.
On behalf of the Board of Directors, thank you for your continued support.
Sincerely,
Vipin K. Garg, Ph.D.
Chief Executive Officer

Altimmune, Inc.
910 Clopper Road, Suite 201S
Gaithersburg, Maryland 20878
NOTICE OF
2021 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Altimmune, Inc.:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Altimmune, Inc., a Delaware corporation (the “Company”), will be held on Thursday, September 23, 2021, at 8:30 a.m., Eastern Time. The Annual Meeting will be held virtually, conducted via live webcast. You may attend the meeting virtually via the Internet at https://www.cstproxy.com/altimmune/2021.
At the Annual Meeting we will:
1.
vote to elect the eight nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2022 Annual Meeting of Stockholders;

2.
vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.
hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;

4.
vote to approve the authorization to adjourn the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals; and

5.
transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.

These items are more fully described in the Company’s Proxy Statement accompanying this Notice.
The record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, was the close of business on August 10, 2021. You have the right to receive this Notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on August 10, 2021. All stockholders as of the record date, or their duly appointed proxies, may attend the meeting virtually. In order to be able to attend the meeting, you will need the 12-digit control number, which is located on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at https://www.cstproxy.com/altimmune/2021. Please remember that your shares cannot be voted unless you cast your vote by one of the following methods: (1) vote via the Internet or call the toll-free number as indicated on the proxy card; (2) sign and return a paper proxy card; or (3) vote at the Annual Meeting via the internet.
By Order of the Board of Directors,
Vipin K. Garg, Ph.D.
Chief Executive Officer
Gaithersburg, Maryland
August 16, 2021
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE AND SUBMIT YOUR PROXY CARD VIA THE INTERNET OR SIGN AND DATE YOUR PAPER PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY BE ABLE TO SUBMIT YOUR PROXY BY TOUCH-TONE PHONE AS INDICATED ON THE PROXY CARD.

i

Altimmune, Inc.
910 Clopper Road, Suite 201S
Gaithersburg, Maryland 20878
PROXY STATEMENT FOR THE
2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, SEPTEMBER 23, 2021
GENERAL INFORMATION
This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Altimmune, Inc., a Delaware corporation (“Altimmune,” the “Company,” “we” or “our”), to be used at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for Thursday, September 23, 2021, at 8:30 a.m., Eastern Daylight Time. The Annual Meeting will be held virtually at https://www.cstproxy.com/altimmune/2021, where you will be able to vote electronically and submit questions. We invite you to attend the Annual Meeting virtually to vote on the proposals described in this proxy statement. You will need the 12-digit control number included with these proxy materials to attend the annual meeting.
This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are first being mailed to stockholders on or about August 16, 2021. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the September 23, 2021 meeting.
Holders of record of our Common Stock, par value $0.0001 per share (“Common Stock”), at the close of business on August 10, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 39,705,884 shares entitled to be voted.
We encourage you to vote your shares, either by voting at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote via the Internet or telephone or execute the attached paper proxy card, the individuals designated will vote your shares according to your instructions. If any matter other than the Proposals listed in the Notice of Annual Meeting of Stockholders is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner they perceive to be in the best interests of the Company.
If you indicate when voting via the Internet that you wish to vote as recommended by the Board or if you execute the enclosed paper proxy card but do not give instructions, your proxy will be voted as follows: (1) FOR the election of the nominees for director named herein, (2) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021, (3) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (4) FOR the authorization to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the proposals and (5) in accordance with the discretion of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, see the information under the heading Voting — Broker authority to vote.
Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or virtually attending the Annual Meeting), as well as how you can revoke a proxy, is contained in this Proxy Statement under the headings Solicitation of Proxies and Voting.
Our Proxy Statement and 2020 Annual Report to Stockholders are available at
https://www.cstproxy.com/altimmune/2021

SOLICITATION OF PROXIES
General
The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal except for Proposal 1. With respect to Proposal 1 (the election of directors), you may, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more of the nominees.
Solicitation
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. The solicitation of proxies is being made primarily by mail and through the Internet, but directors, officers, employees, and contractors retained by the Company may also engage in the solicitation of proxies by telephone.

VOTING
Stockholders entitled to vote and shares outstanding
Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 39,705,884 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting.
How to vote
Submitting a proxy via mail, the Internet or telephone
You may vote by calling the toll-free telephone number listed on the proxy card or visiting the website address listed on the proxy card. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the Notice before your proxy will be accepted. In addition to the instructions that appear on the Notice, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on Wednesday, September 22, 2021 in order for them to be counted at the Annual Meeting.
If you are a stockholder of record, or otherwise received a printed copy of the proxy materials, in addition to the methods described above, you may also submit your proxy with voting instructions by mail by following the instructions set forth on the proxy card included with the proxy materials. Specifically, if you are a stockholder of record on the Record Date, you may vote by mailing your proxy card, with voting instructions, to the address listed on your proxy card.
Voting your shares via the internet at the Annual Meeting
For Shares Directly Registered in the Name of the Stockholder:   You may cast your vote virtually at the Annual Meeting; however, we encourage you to vote by proxy card, via the Internet or by telephone in advance of the Annual Meeting, even if you plan to virtually attend the meeting. Instructions on how to attend and vote at the Annual Meeting are described at https://www.cstproxy.com/altimmune/2021.
For Shares Registered in the Name of a Brokerage Firm or Bank:   You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.
How to attend the Annual Meeting online.
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting online at https://www.cstproxy.com/altimmune/2021. The webcast will start at 8:30 a.m. Eastern Time on September 23, 2021. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 12-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page at https://www.cstproxy.com/altimmune/2021.
Revoking a proxy
A proxy that was submitted via the Internet, by telephone or by mail may be revoked at any time before it is exercised by (1) executing a later-dated proxy card via the Internet or by telephone; (2) subsequently sending another proxy bearing a later date; (3) attending the virtual Annual Meeting and voting via the internet during the Annual Meeting; or (4) giving written notice revoking the proxy to our Corporate Secretary at Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878.
If your shares are registered in the name of a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote at the meeting.

Your virtual attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet, by telephone or by mail.
Broker authority to vote
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to virtually attend the Annual Meeting, you will need the 12-digit control number, which is located on your proxy card, or in the instructions accompanying your proxy materials. You must obtain a proxy from the holder of record of your shares in order to vote at the Annual Meeting.
If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. A “broker non-vote” occurs when a beneficial owner has not provided voting instructions and the broker holding shares for the beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal. Proposal 2 and Proposal 4 are considered “routine” proposals for this purpose.
Quorum
A quorum is required for the conduct of business at the meeting. The presence at the meeting, by virtual attendance or by proxy, of the holders of shares having a majority of the voting power represented by all outstanding shares entitled to vote generally for the election of directors will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we may adjourn the Annual Meeting to a later date.
Votes necessary to approve each proposal
Election of Directors.   The election of directors pursuant to Proposal 1 will require the affirmative vote of the plurality of the shares of Common Stock voted at the Annual Meeting, either virtually or by proxy. This means that the eight nominees receiving the most votes will be elected as directors. With respect to Proposal 1, you may vote in favor of a particular nominee or elect to withhold your vote from a particular nominee.
Other Items.   For the ratification of our independent registered public accounting firm (Proposal 2), the adoption of a resolution approving on a non-binding, advisory basis the compensation of the Company’s named executive officers (Proposal 3), and approval of the authorization to adjourn the Annual Meeting (Proposal 4), the affirmative vote of a majority of the votes cast is required to approve each of these proposals. This means that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Abstentions and broker non-votes are not considered votes cast for the forgoing purpose, and will have no effect on Proposal 3. Proposal 2 and Proposal 4 are considered “routine” for these purposes. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2 and Proposal 4. Accordingly, abstentions will have no effect on Proposal 2 or Proposal 4 and there will be no broker non-votes on these proposals.

Other matters to be decided at the Annual Meeting
We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
Postponement or adjournment of the Annual Meeting
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
Results of the voting at the Annual Meeting
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Multiple proxy cards or voting instruction forms
If you receive multiple proxy cards, it means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Certain stockholder-related matters
We do not know of any stockholder proposals that may be properly presented at the Annual Meeting. For information regarding inclusion of stockholder proposals in our 2021 Annual Meeting of Stockholders Proxy Statement, see the information in this Proxy Statement under the section heading Other Matters — Stockholder proposals for 2021 Annual Meeting.
About the Altimmune Merger
On May 4, 2017, we completed our merger with privately-held Altimmune, Inc. (“Private Altimmune”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated January 18, 2017 (as amended, the “Merger Agreement”), whereby one of our wholly owned subsidiaries merged with and into Private Altimmune, with Private Altimmune surviving as our wholly owned subsidiary (the “Merger”). In connection with the Merger, we changed our name from PharmAthene, Inc. to Altimmune, Inc. In connection with the closing of the Merger, our Common Stock began trading on The Nasdaq Global Market under the ticker symbol “ALT.”
Except where the context indicates otherwise, references to “we,” “us,” “our,” “Altimmune” or the “Company” refer, for periods prior to the completion of the Merger, to Private Altimmune and its subsidiaries, and for periods following the completion of the Merger to the combined company and its subsidiaries.

AVAILABILITY OF CERTAIN DOCUMENTS
Householding of Annual Meeting materials
The Company and some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our Proxy Statement is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at Altimmune, Inc., 901 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878 or (240) 654-1450. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Additional information
We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.altimmune.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report for the year ended December 31, 2020, without charge to any stockholder upon written or oral request to our Investor Relations Department at Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878 or (240) 654-1450.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:
Continental Stock Transfer & Trust Company
Phone: (917) 262-2373
Email: proxy@continentalstock.com

PROPOSAL 1 — ELECTION OF DIRECTORS
The first proposal to be voted on at the Annual Meeting is the election of directors. Our Board currently consists of eight directors: Mitchel Sayare, Ph.D. (Chairman), Vipin K. Garg, Ph.D., David J. Drutz, M.D., John M. Gill, Philip L. Hodges, Diane Jorkasky, M.D., Wayne Pisano and Klaus O. Schafer, M.D., MPH. Dr. Garg is also our President and Chief Executive Officer and our other seven directors are not our employees. All of our current directors have been nominated for reelection at the Annual Meeting. The director nominees will be elected for a term that begins at the Annual Meeting and ends at the 2022 Annual Meeting of Stockholders. Each director nominee will hold office until such director’s successor has been elected and qualified, or until such director’s earlier resignation or removal.
Vote Required
If you sign the enclosed proxy card and return it to the Company, your proxy will be voted FOR all director nominees, for terms expiring at the 2022 Annual Meeting of Stockholders, unless you specifically indicate on the proxy card that you are withholding a vote from one or more of the nominees. Abstentions and broker non-votes will have no effect on the election of our director nominees.
Directors are elected by a plurality of the votes cast. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Board recommendation
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:
Mitchel Sayare, Ph.D., Chairman
Vipin K. Garg, Ph.D.
David J. Drutz, M.D.
John M. Gill
Philip L. Hodges
Diane Jorkasky, M.D.
Wayne Pisano
Klaus O. Schafer, M.D., MPH
Each of these nominees is currently serving as a director on our Board, and each nominee has agreed to continue to serve on the Board if he or she is elected at the Annual Meeting. If any nominee is unable (or for good cause declines) to serve as a director at any time before the Annual Meeting, proxies may be voted for the election of a qualified substitute designated by the current Board, or else the size of the Board will be reduced accordingly. Biographical information about each of the nominees is included below under Director information.
Qualifications for director nominees
Candidates for Board consideration should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and will be selected based upon contributions they can make to the Company. A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors must demonstrate strong leadership skills and should possess a basic understanding of financial matters; have an ability to review and understand the Company’s financial and other reports; and be able to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the stockholders of the Company. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board. The key experience, qualifications and skills each of our directors brings to the Board that are important in light of our business are included in their individual biographies below.
Our Corporate Governance Guidelines require the Board’s Nominating and Corporate Governance Committee to review the qualifications of the directors and the composition of the Board as a whole, and the Nominating and Corporate Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment includes not only the independence of the directors, but consideration of required minimum qualifications, skills, expertise and experience in the context of the needs of the Board and its ability to oversee the Company’s business.
Director information
At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the persons named below to serve as directors of the Company for a term beginning at the Annual Meeting and ending at the 2022 Annual Meeting of Stockholders. The date of commencement of service as a director refers to the Board of Directors of PharmAthene, Inc. prior to the closing of the Merger in May 2017, and the Board of the Company from and after the closing of the Merger.
Mitchel Sayare, Ph.D. Director since April 2010	Mitchel Sayare, Ph.D. (73) has been a member of the Board of Directors since April 2010. Dr. Sayare became Chairman of the Board in January 2018 and served as Executive Chairman from June 2018 to November 2018. Until 2010, Dr. Sayare served as the Chairman of the Board of public company ImmunoGen, Inc. (Nasdaq:IMGN) (a position he had held since 1989). In addition, he served as ImmunoGen’s Chief Executive Officer from 1986 to December 31, 2009, and as its President from 1986 to 1992, and from 1994 to July 2008. Prior to joining ImmunoGen, he served as Vice President of Development of Xenogen from 1982 to 1985. Prior to that he was Assistant Professor of Biophysics and Biochemistry at the University of Connecticut. Dr. Sayare earned a Ph.D. in biochemistry from Temple University School of Medicine. Dr. Sayare is a director of Boston IVF, Inc. and Advanced Aesthetic Technologies, Inc., both privately-held companies. We believe that Dr. Sayare’s substantial experience as a board member and executive officer of biotechnology companies makes him well qualified to serve as a member of our Board of Directors.
Vipin K. Garg, Ph.D. Director since November 2018	Vipin K. Garg, Ph.D. (64) currently serves as our President and Chief Executive Officer and is a member of the Board of Directors. Dr. Garg joined Altimmune in November 2018 with over three decades of experience in the biotechnology and pharmaceutical industries. He has a proven track record of building and managing both private and publicly traded companies. Before joining Altimmune, from October 2013 to June 2018, he served as President and Chief Executive Officer of Neos Therapeutics, Inc. (Nasdaq: NEOS), where he built a commercial-stage biopharmaceutical company launching three branded therapeutic products including Adzenys XR-ODTTM and Cotempla XR-ODTTM, the first ever XR-ODTTM medications for the treatment of ADHD. Prior to Neos, he served as president and Chief Executive Officer of Tranzyme Pharma where he progressed a discovery-stage, emerging biotech company to a Nasdaq-listed clinical-stage, drug development company. Prior to joining Tranzyme, Dr. Garg served as Chief Operating Officer of Apex Bioscience, Inc. (acquired by Curacyte AG of Munich, Germany), and held senior management positions at DNX Bio-Therapeutics, Inc. (until its acquisition by Baxter Healthcare Corporation), Sunovion Pharmaceuticals, Inc. (formerly known as Sepracor Inc., now a subsidiary of Sumitomo Dainippon Pharma), and Bio-Response Inc. (acquired by Baxter Healthcare Corporation). Dr. Garg received his Ph.D. in Biochemistry in 1982 from the University of Adelaide, Australia, and his M.S. from IARI Nuclear Research Laboratory, New Delhi, India in 1978. We believe that Dr. Garg’s extensive experience in the biotechnology and pharmaceutical industries makes him well qualified to serve as a member of our Board of Directors.
David J. Drutz, M.D. Director Since May 2017	David J. Drutz, M.D. (83) has served as a member of our Board of Directors since May 2017, when he was appointed to the Board in connection with the completion of the Merger. Dr. Drutz was first elected to Private Altimmune’s Board of Directors in January 2010 and was elected Board Chairman in October 2011. Dr. Drutz is the President of Pacific Biopharma Associates, LLC, a biopharmaceutical consulting company that he founded in 1999. From 2008 to 2015, he held various positions at DARA BioSciences, an oncology supportive care company which was acquired by Midatech Pharma plc, including Director, Chief Executive Officer, Executive Chairman and Chief Medical Officer. He also previously served as Chairman of Tranzyme (Nasdaq:TZYM) from 2000 to 2010; and Director of MethylGene (TSX:MYG) from 2000 to 2010 and Gentris Corporation from 2007 to 2014. From 1999 to 2008 he was a general partner with Pacific Rim Ventures, a Tokyo-based venture capital firm. Dr. Drutz’s management experience includes tenures as VP Biological Sciences and VP Clinical Research at Smith Kline & French Laboratories; VP Clinical Development at Daiichi Pharmaceutical Corporation; and CEO of Inspire Pharmaceuticals (1995 – 1998) and Sennes Drug Innovations (1994 – 1995). Earlier, Dr. Drutz was Professor of Medicine, Chief of the Division of Infectious Diseases, and the founder of the NSF Center for Cell Regulation at the UT Health Science Center,

San Antonio. Dr. Drutz received his M.D. from the University of Louisville School of Medicine and postgraduate training in internal medicine and infectious diseases at Vanderbilt University School of Medicine, serving subsequently as a research medical officer in the U.S. Navy (LCDR, USNR). He is certified by the American Board of Internal Medicine; a fellow of the American College of Physicians and the Infectious Diseases Society of America; a member of Alpha Omega Alpha, the American Society of Clinical Oncology and the American Society for Clinical Investigation; and the author of more than 200 peer-reviewed publications in the area of infectious diseases. We believe Dr. Drutz’s significant experience in biotechnology investment and as a physician make him well qualified to serve as a member of our Board of Directors.
John M. Gill Director since August 2004	John M. Gill (69) has served as a member of our Board of Directors since August 2004. Mr. Gill served as PharmAthene’s President and Chief Executive Officer from March 2015 until the completion of the Merger in May 2017. From 2003 to 2013, Mr. Gill served as the President, Chief Executive Officer, co-founder and a Director of TetraLogic Pharmaceuticals Corporation, a public biopharmaceutical company. Mr. Gill has previously held positions at 3-Dimensional Pharmaceuticals and SmithKline Beecham. After serving in the United States Marine Corps, Mr. Gill earned a B.A. from Rutgers University. We believe Mr. Gill’s executive and board experience in the pharmaceutical industry and his substantial financial knowledge and expertise make him well qualified to serve as a member of our Board of Directors.
Philip L. Hodges Director since May 2017	Philip L. Hodges (53) has served as a member of our Board of Directors since May 2017, when he was appointed to the Board in connection with the completion of the Merger, and was first elected to Private Altimmune’s board of directors in September 2003. Mr. Hodges is Managing Partner of Redmont Capital, a private equity firm located in Birmingham, Alabama, which he joined at its inception in 1997. Redmont Capital is a co-founder of Altimmune. Mr. Hodges’ investment strategy is focused on high-growth small businesses within the health care, life science and technology sectors. He currently serves as a director for several of the firm’s portfolio companies. Mr. Hodges holds a Bachelor of Science in Business Administration from the Brock School of Business at Samford University. We believe Mr. Hodges experience as a life science investor makes him well qualified to serve as a member of our Board of Directors.
Wayne Pisano Director since August 2018	Wayne Pisano (66) has served as a member of our Board of Directors since August 2018. Mr. Pisano also serves on the board of directors of Provention Bio, Inc. (Nasdaq: PRVB), a biopharmaceutical company, since April 2018; and Oncolytics Biotech Inc. (Nasdaq: ONCY), a biotechnology company, since May 2013. Mr. Pisano served on the board of directors of IMV INC. (Nasdaq: IMV) a bio pharmaceutical company from October 2011 until March 2021. Mr. Pisano served as president and Chief Executive Officer of VaxInnate Corporation, a biotechnology company, from January 2012 until November 2016. Mr. Pisano joined Sanofi Pasteur in 1997 and was promoted to President and Chief Executive Officer in 2007, the position he successfully held until his retirement in 2011. He has a Bachelor of Science in biology from St. John Fisher College, New York and an MBA from the University of Dayton, Ohio. We believe Mr. Pisano’s depth of experience across the spectrum of commercial operations, public immunization policies and pipeline development makes him well qualified to serve as a member of our Board of Directors.
Diane Jorkasky, M.D. Director since May 2020	Diane Jorkasky, M.D. (69) has served as a member of our Board of Directors since May 2020. Dr. Jorkasky also serves on the board of APIE Therapeutics, a private biopharmaceutical company, since January 2021. Dr. Jorkasky has served on the board of directors of Alzheon, Inc., a private biopharmaceutical company, since December 2019 and also served on the board of directors of Q Therapeutics, Inc. from September 2013 until August 2016. From June 2014 to August 2019, she served as Executive Vice President, Chief Medical Officer and Head of Development at Complexa Inc., a clinical stated biopharmaceutical company. Dr. Jorkasky received her MD in 1977 from the University of Pennsylvania School of Medicine and is board certified in internal medicine, nephrology and clinical pharmacology. She is a member of the Connecticut Academy of Science and Technology. Dr. Jorkasky is on the faculties of University of California, San Francisco, and Uniformed Service of Health Sciences Medical Schools, with previous faculty appointments at Yale University and the University of Pennsylvania Schools of Medicine. We believe Dr. Jorkasky’s executive and board experience in the pharmaceutical industry and as a physician make her well qualified to serve as a member of our Board of Directors.
Klaus O. Schafer, M.D., MPH Director since July 2012	Brigadier General (ret.), Klaus O. Schafer, M.D., MPH, (71) has served as a member of our Board of

Directors since July 2012. Dr. Schafer has over 35 years of healthcare leadership experience, having held senior positions in government and industry. He previously held the position of Deputy Assistant to the Secretary of Defense for chemical and biological defense, overseeing the Department’s $1.0 billion program for vaccine, therapeutics, medical device and sensor development against biothreats. He retired from the Air Force as a Brigadier General in the role of Assistant Surgeon General for medical readiness, science and technology. He has managed all aspects of large integrated health care delivery systems, from clinical care, to running clinics and hospitals, managing budgets, professional staffs and large science and technology portfolios. He has private sector business experience in imaging technology, as CEO and co-founder of TessArae LLC, a biotech medical device company. Most recently he held the position of Chief Medical Officer and client executive for health at CACI International, an information technology company. He has been an independent consultant since 2002 and has served as advisory board member to a number of biotech and health related companies. Dr. Schafer earned his Doctor of Medicine and Surgery at the University of Iowa, medical boards in family practice and aerospace medicine in the Air Force, a Master of Public Health at the University of Texas, and a Master of Science at the Dwight D. Eisenhower School of National Security and Resource Strategy. We believe Dr. Schafer’s broad experience base relevant to Altimmune’s core technology makes him well qualified to serve as a member of our Board of Directors.

CORPORATE GOVERNANCE AND BOARD MATTERS
Director independence
The Board of Directors has determined that each of our current directors, other than Dr. Garg, currently meet, the independence requirements contained in the Nasdaq listing standards and applicable tax and securities rules and regulations. None of our director nominees has a relationship with the Company or its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In compliance with the Nasdaq listing standards, we have a Board of Directors comprised of a majority of independent directors. The Nasdaq listing standards have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he is an employee of the Company or is a partner in or controlling stockholder or executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
None of the non-employee directors were disqualified from “independent” status under the objective tests. In assessing independence under the subjective test, the Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors with regard to each director’s business and personal activities as they may relate to Altimmune’s management. Based on all of the foregoing, as required by the Nasdaq listing standards, the Board made a substantive determination as to each of the non-employee directors that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.
In addition to Board-level standards for director independence, the directors who serve on the Audit Committee and the Compensation Committee each satisfy standards established by the SEC and the Nasdaq Listing Rules providing that to qualify as “independent” for purposes of membership on the Audit Committee or the Compensation Committee, members of such committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation. Also, each of the directors who serve on the Compensation Committee has been determined to be a “non-employee director” for purposes of the applicable SEC rules and regulations and an “outside director” for purposes of the applicable tax rules.
In making its independence determinations, the Board considered transactions occurring since the beginning of 2018 between the Company and entities associated with the independent directors or members of their immediate family. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence.
We do not have a director tenure requirement, as we believe our efforts to regularly refresh the Board with new directors, as well as natural turnover, has achieved the appropriate balance between maintaining longer-term directors with deep institutional knowledge and new directors who bring new perspectives and diversity to our Board. Notwithstanding this belief and the fact that our corporate governance guidelines and Nasdaq Global Market rules do not deem long-tenured directors to be non-independent, our Board reviews director tenure in connection with its director independence determinations.
How nominees to our Board are selected
Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for nomination to the stockholders. The Nominating and Corporate Governance Committee operates under a charter, which is available on our corporate website at www.altimmune.com.

The Nominating and Corporate Governance Committee will give due consideration to candidates recommended by stockholders. Stockholders may recommend candidates for the Nominating and Corporate Governance Committee’s consideration by submitting such recommendations directly to the Nominating and Corporate Governance Committee as described below under Communicating with our Board members. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above under Qualifications for director nominees. However, just because a recommended individual meets the minimum qualification standards does not imply that the Nominating and Corporate Governance Committee will necessarily nominate the person so recommended by a stockholder. The Nominating and Corporate Governance Committee may also engage outside search firms to assist in identifying or evaluating potential nominees.
Board leadership structure
Currently, Dr. Sayare serves as the Chairman of the Board and Dr. Garg is the Company’s President and Chief Executive Officer. The Board believes that having different individuals serving in the separate roles of Chairman of the Board and Chief Executive Officer is in the best interest of stockholders in the Company’s current circumstances because it reflects the Chief Executive Officer’s responsibility over management of the Company’s operations and the Chairman’s oversight of board functions, strategic development and financial stability.
Board committees
The Audit Committee of our Board reviews, acts on and reports to our Board with respect to various auditing and accounting matters, including the recommendation of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of the independent registered public accounting firm and our accounting practices. The Audit Committee currently consists of Messrs. Hodges (Chair), Gill and Pisano and Dr. Schafer. The Board has determined that each member of the Audit Committee is an independent director in accordance with Nasdaq listing standards and that each of Messrs. Hodges and Gill is an Audit Committee financial expert, as defined by SEC guidelines and as required by the applicable Nasdaq listing standards. For information regarding the experience and qualifications of our Audit Committee financial experts, see the information in this Proxy Statement under the section heading Proposal 1 — Election of Directors — Director information.
The Compensation Committee of the Board recommends, reviews and oversees the salaries, benefits and equity incentive plans for our employees, consultants, directors (other than non-employee directors) and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The Compensation Committee currently consists of Drs. Drutz (Chair), Jorkasky and Schafer and Mr. Hodges. The Board has determined that each member of the Compensation Committee is an “independent director” in accordance with Nasdaq listing standards, a “non-employee director” under the applicable SEC rules and regulations and an “outside director” under the applicable tax rules. The Compensation Committee may form subcommittees and delegate authority to such subcommittees or individuals as it deems appropriate.
The Nominating and Corporate Governance Committee of the Board selects nominees for director positions to be recommended by our Board for election as directors and for any vacancies in such positions, develops and recommends for our Board the Corporate Governance Guidelines of the Company and oversees the annual review of the performance of the Board, each director and each committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Pisano (Chair) and Gill and Dr. Drutz. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with Nasdaq listing standards.
Meetings and attendance
During the fiscal year ended December 31, 2020, the Board held 17 meetings and the Board Committees held a total of 17 meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Board Committees of which he was a member during the period he served as a director in fiscal year 2020. The Company has no specific policy regarding director attendance at its Annual

Meeting. Generally, however, Board meetings are held immediately preceding and following the Annual Meeting, with directors attending the Annual Meeting. Our 2020 Annual Meeting of Stockholders was attended by all of our directors recommended for election.
Non-Management Director Meetings
In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors’ meetings, the non-management directors met 4 times in executive session during the fiscal year ended December 31, 2020. The Chairman of the Board of Directors presides at these executive sessions.
Board involvement in risk oversight
The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the Company’s risk management processes by informing itself of the Company’s material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board is not responsible, however, for defining or managing the Company’s various risks.
The Board of Directors monitors management’s responsibility for risk oversight through regular reports from management to the Audit Committee and the full Board. Furthermore, the Audit Committee reports on the matters discussed at the committee level to the full Board. The Audit Committee and the full Board focus on the material risks facing the Company, including strategic, operational, legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether the Company’s compensation arrangements are consistent with effective controls and sound risk management. Finally, risk management is a factor that the Board and the Nominating and Corporate Governance Committee consider when determining who to nominate for election as a director of the Company and which directors serve on the Audit Committee. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.
Code of Business Conduct and Ethics and other governance documents
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all officers, directors and employees and consultants. The Code of Ethics, as well as any amendments to, or waivers under, the Code of Ethics as it applies to the Company’s officers, can be accessed in the Investor Relations — Corporate Governance section of our website at www.altimmune.com.
You may also obtain a copy of these documents by writing to Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878, Attention: Investor Relations.
Copies of the charters of our Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as a copy of the Company’s Corporate Governance Guidelines, can be accessed in the Investor Relations — Corporate Governance section of our website.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as prepaid variable forwards, equity swaps, collars and exchange funds, forward sales contracts and the purchase or sale of puts, calls, options or other derivative securities) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees, the pledge our securities individually owned or through a family trust as collateral for any loan, and the holding of securities owned individually or through a family trust in an account in which securities are purchased on margin. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.
Communicating with our Board members
Although our Board of Directors has not adopted a formal process for stockholder communications with the Board, we make every effort to ensure that the views of stockholders are heard by the Board or by individual directors, as applicable, and we believe that this has been an effective process to date. Stockholders may communicate with the Board by sending a letter to the Altimmune, Inc. Board of Directors, c/o Corporate Secretary, 901 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878. The Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board, or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.
In addition, any person, whether or not an employee, who has a concern regarding the conduct of the Company or our employees, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at the address of our corporate headquarters, which is 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878.
Director Compensation for Fiscal Year 2020
The table below sets forth the compensation received by each of our non-employee directors for the fiscal year ended December 31, 2020.
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mitchel Sayare, Ph.D.(3)	70,000	232,277	244,517	—	—	—	546,794
David J. Drutz, M.D.(4)	56,000	154,852	244,517	—	—	—	455,369
John M Gill(5)	51,500	154,852	244,517	—	—	—	450,869
Philip L. Hodges(6)	60,000	154,852	244,517	—	—	—	459,369
Wayne Pisano(7)	57,500	154,852	244,517	—	—	—	456,869
Diane K. Jorkasky, M.D.(8)	28,104	—	191,158	—	—	—	219,262
Klaus O. Schafer, M.D., MPH(9)	52,500	154,852	244,517	—	—	—	451,869

(1)
Amounts reflect the aggregate grant date fair value of restricted stock unit awards that may be settled for shares of common stock and stock options granted during the covered year computed in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used to calculate the amounts for fiscal years 2020 are discussed in Item 13, Financial Statements and Supplementary Data, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(2)
The restricted stock unit awards reflected in this column were granted as compensation for services provided in 2019 and paid in 2020 to our non-employees directors who provided services during 2019.

(3)
As of December 31, 2020, Dr. Sayare held unexercised options to purchase an aggregate of 57,401 shares of the Common Stock of the Company.

(4)
As of December 31, 2020, Dr. Drutz held unexercised options to purchase an aggregate of 46,654 shares of the Common Stock of the Company.

(5)
As of December 31, 2020, Mr. Gill held unexercised options to purchase an aggregate of 46,234 shares of the Common Stock of the Company.

(6)
As of December 31, 2020, Mr. Hodges held unexercised options to purchase an aggregate of 46,167 shares of the Common Stock of the Company.

(7)
As of December 31, 2020, Mr. Pisano held unexercised options to purchase an aggregate of 45,500 shares of the Common Stock of the Company.

(8)
As of December 31, 2020, Dr. Jorkasky held unexercised options to purchase an aggregate of 49,500 shares of the Common Stock of the Company.

(9)
As of December 31, 2020, Dr. Schafer held unexercised options to purchase an aggregate of 46,506 shares of the Common Stock of the Company.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed the firm of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021, and the Board is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain E&Y, but may ultimately determine to retain E&Y as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required
Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the ratification of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2021. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will have no effect on Proposal 2. Because Proposal 2 is considered “routine” for these purposes, there will not be any broker non-votes for this proposal.
Board recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.
Information about our independent registered public accounting firm
E&Y served as the principal accountant for the audit of Altimmune’s consolidated financial statements for the fiscal year ended December 31, 2020 and 2019. Representatives of E&Y will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.
During the fiscal years ended December 31, 2020 and 2019, E&Y’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2020 and 2019 (i) there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountants’ Fees and Services
The following table sets forth the aggregate fees billed to the Company for services during the fiscal years ended December 31, 2020 and 2019 by E&Y:
Fee Category	2020	2019
Audit Fees(1)	$886,499	$670,267
Tax Fees(2)	—	25,000
Total	$886,499	$695,267

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in the Company’s Annual Report and review of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)
Tax Fees were billed for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.

Pre-Approval Policies
The Audit Committee, or a designated member thereof, pre-approves all audit, audit-related, tax and other services rendered by the independent registered public accounting firm to the Company or its subsidiaries.
Immediately following the completion of each fiscal year, the Company’s independent registered public accounting firm shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), as soon as possible, a formal written statement describing: (i) the independent registered public accounting firm’s internal quality-control procedures; and (ii) all relationships between the independent registered public accounting firm and the Company, including at least the matters set forth in Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), in order to assess the independent registered public accounting firm’s independence.
Immediately following the completion of each fiscal year, the independent registered public accounting firm also shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), a formal written statement of the fees billed by the independent registered public accounting firm to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.
Report of the Audit Committee of the Board of Directors
The Audit Committee of the Board during 2020 was composed of Messrs. Hodges (Chair), Gill and Pisano and Dr. Schafer, each of whom was “independent” as defined by the rules of the Nasdaq Stock Market.
The Audit Committee is currently composed of Messrs. Hodges (Chair), Gill and Pisano and Dr. Schafer. Each current member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee in 2020 was and currently is financially literate, in other words, is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that each of Messrs. Hodges and Gill satisfies the Nasdaq rule requiring that at least one member of the Company’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that each of Messrs. Hodges and Gill is a “financial expert” as defined by the SEC.
The Audit Committee appoints the Company’s independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of the Company’s independent registered public accounting firm, reviews with management and the independent registered public accounting firm the Company’s quarterly and annual financial statements and the Company’s internal accounting, financial and disclosure controls, reviews and approves transactions between the Company and its officers, directors and affiliates, and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. A copy of the Audit Committee charter is available in the Investors — Corporate Governance section of the Company’s website.
The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent registered public accounting firm to review or audit, as applicable, such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).
Our Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2020 with our management. Our Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. Our Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with our Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our Audit Committee recommended to our Board that our audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission on February 25, 2021.
The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.
Submitted by the Audit Committee of the Board:
Philip L. Hodges (Chair)
John M. Gill
Wayne Pisano
Klaus O. Schafer, M.D., MPH

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC (the “Dodd-Frank Act”)), the Company is providing its stockholders the opportunity to cast an advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation. At our annual meeting of stockholders in 2020, our stockholders voted in favor of an annual vote on this proposal. Accordingly, we will include an advisory vote on executive compensation on an annual basis at least until the next stockholder advisory vote on the frequency of such votes.
The Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. The primary objectives of the program are to:
•
align and reward Company and individual performance and decision-making with stockholder value creation and prudent risk management;

•
drive long-term growth objectives, thereby creating long-term value for our stockholders; and

•
provide rewards that are cost-efficient, equitable to our named executive officers and stockholders, and competitive with organizations that compete for executives with similar skill sets, thereby encouraging high-potential individuals with significant and unique market experience to build a career at the Company.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its named executive officer compensation program is designed to achieve this goal with its emphasis on long-term equity awards and performance-based compensation, in addition to short-term (annual) incentive awards, specifically cash incentives, which are intended to enable the Company to successfully motivate and reward its named executive officers. The Company believes that its ability to retain its named executive officers is critical to its continuing financial success and that its focus on the long-term interests of its named executive officers aligns with the interests of its stockholders. For these reasons, the Board recommends a vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in Part III of the Company’s annual report on Form 10-K for the year ending December 31, 2020 and its proxy statement for the 2021 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion thereto, is hereby APPROVED.”
As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. Approval of this proposal requires the affirmative vote of a majority of the votes cast on this Proposal 3.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — AUTHORIZATION TO ADJOURN THE ANNUAL MEETING
General
If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the forgoing proposals described in this Proxy Statement, the Company may move to adjourn the Annual Meeting at that time in order to enable our Board of Directors to solicit additional proxies.
In this Proposal 4, we are asking our stockholders to authorize the Company to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve the forgoing proposals, each as described in this Proxy Statement. If our stockholders approve this Proposal 4, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Proposal 4 could mean that, even if we had received proxies representing a sufficient number of votes to defeat the forgoing proposals, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.
If it is necessary or advisable to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Vote Required
Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval of this Proposal 4. A majority of the votes cast by our stockholders is required to approve this Proposal 4. This means that the majority of the shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Abstentions will have no effect on Proposal 4. Because Proposal 4 is considered “routine” for these purposes, there will not be any broker non-votes for this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE FOR THIS PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE ANNUAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 1, 2021 by (i) each person or group of persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our named executive officers, (iii) each of our directors and nominees for director and (iv) all of our directors and executive officers as a group.
The following table gives effect to the shares of Common Stock issuable within 60 days of August 1, 2021 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 39,705,884 shares of Common Stock outstanding at the close of business on August 1, 2021. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Entities Affiliated with Venrock(1)	4,018,407	9.99%
Directors and Named Executive Officers:
Vipin K. Garg, Ph.D.(2)	587,289	1.47%
Will Brown(3)	101,429	*
M. Scot Roberts, Ph.D.(4)	86,312	*
M. Scott Harris, M.D.(5)	84,845	*
Mitchel Sayare, Ph.D.(6)	83,697	*
Philip L. Hodges(7)	72,746	*
David J. Drutz, M.D.(8)	64,590	*
Klaus O. Schafer, M.D., MPH(9)	55,406	*
John M. Gill(10)	54,366	*
Wayne Pisano(11)	53,998	*
Diane K. Jorkasky, M.D.(12)	27,278	*
All Executive Officers and Directors as a Group (11 persons)(13)	1,271,956	3.14%

*
Represents beneficial ownership of less than one percent of Altimmune’s outstanding Common Stock.

(1)
Consists of 3,500,000 shares of Common Stock held by Venrock Healthcare Capital Partners II, L.P., VHCP Co-Investment Holdings II, LLC, Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC, VHCP Management II, LLC, VHCP Management III, LLC, Nimish Shah and Bong Koh (collectively, the “Venrock Entities”) and 518,407 shares of Common Stock issuable upon the exercise of immediately exercisable warrants held by the Venrock Entities. This information excludes 1,242,463 shares of Common Stock issuable upon exercise of warrants because they are not immediately exercisable. This information is based on information reported on a Schedule 13G filed with the SEC on February 25, 2021 on behalf of the Venrock Entities. The principal business address of each of the Venrock Entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(2)
Consists of 190,956 shares of Common Stock, 107,636 restricted shares of Common Stock over which Dr. Garg has voting control and 288,697 shares of Common Stock which can be acquired upon exercise of outstanding options within 60 days of August 1, 2021.

(3)
Consists of 17,721 shares of Common Stock, and 83,708 shares of Common Stock which can be acquired upon exercise of outstanding options within 60 days of August 1, 2021.

(4)
Consists of 11,611 shares of Common Stock, 15 shares of Common stock owned by his spouse and 74,686 shares of Common Stock which can be acquired upon exercise of outstanding options within 60 days of August 1, 2021.

(5)
Consists of 5,762 shares of Common Stock and 79,083 shares of Common Stock which can be acquired upon exercise of outstanding options within 60 days of August 1, 2021.

(6)
Consists of 26,363 shares of Common Stock and 57,334 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2021.

(7)
Consists of 26,579 shares of Common Stock and 46,167 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2021.

(8)
Consists of 17,936 shares of Common Stock and 46,654 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2021.

(9)
Consists of 8,900 shares of Common Stock and 46,506 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2021.

(10)
Consists of 8,199 shares of Common Stock and 46,167 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2021.

(11)
Consists of 8,498 shares of Common Stock and 45,500 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2021.

(12)
Consists of 27,278 shares of Common Stock that can be acquired upon the exercise of outstanding options within 60 days of August 1, 2021.

(13)
Includes 322,540 shares of Common Stock held by the Company’s current directors and executive officers, 107,636 restricted shares of Common Stock over which the Company’s current directors and executive officers have voting control and 841,780 shares of Common Stock that can be acquired by the Company’s current directors and executive officers upon the exercise of outstanding options within 60 days of August 1, 2021.

EXECUTIVE OFFICERS
Executive Officers
The names and ages of our executive officers as of August 1, 2021 are set forth below:
Name	Age	Office
Vipin K. Garg, Ph.D.	64	President, Chief Executive Officer, and Director
William Brown	39	Chief Financial Officer
M. Scot Roberts, Ph.D.	62	Chief Scientific Officer
M. Scott Harris, M.D.	68	Chief Medical Officer
Vipin K. Garg, Ph.D. currently serves as our President, Chief Executive Officer and a Director. See Proposal 1 — Election of Directors — Director information for a discussion of Dr. Garg’s business experience.
William Brown currently serves as our Chief Financial Officer, a position he has held since June 2019. Mr. Brown previously served as the Company’s Acting Chief Financial Officer and Principal Accounting Officer since May 2018. Prior to that, Mr. Brown acted as an independent consultant to the Company since February 2018. Mr. Brown had been a consultant to several private and public companies in a variety of accounting and tax matters, both independently and as the managing partner of Redmont CPAs since October 2016. Prior to that, he was an audit manager at PricewaterhouseCoopers LLP in both Montgomery, Alabama (from June 2012 through July 2013) and Denver, Colorado (from November 2014 through September 2016). From August 2013 through October 2014, Mr. Brown was the Water Heater Division Controller at Rheem Manufacturing, a private company located in Montgomery, Alabama. Mr. Brown is a certified public accountant. He has a Bachelor of Science and a Master of Business Administration from Auburn University at Montgomery.
M. Scot Roberts, Ph.D. currently serves as Chief Scientific Officer of the Company. Dr. Roberts joined Altimmune in December 2012 and has over 20 years of biologics development experience, most recently at ImQuest BioSciences, Inc., where as Chief Scientific Officer from November 2010 until November 2012, he was responsible for managing scientific operations. Dr. Roberts held key positions at Wellstat Biologics Corporation from August 1996 until October 2010, including Director of Research and Development where he was responsible for development of a portfolio of biologic candidates in oncology including a clinical stage oncolytic virus asset. He is an inventor on twelve patent and patent application families, and author of numerous publications in peer-reviewed journals. Dr. Roberts has been an invited speaker at international conferences where he chaired a variety of scientific sessions. Dr. Roberts received a Master’s in Chemistry from Illinois State University and a Ph.D. from the Johns Hopkins School of Medicine, Department of Pharmacology and Molecular Sciences.
M. Scott Harris, M.D. currently serves as Chief Medical Officer of the Company. Dr. Harris joined Altimmune in July 2019, a seasoned medical professional with extensive experience in hepatology and gastroenterology and broad expertise in managing clinical trials from early stage development through successful Phase 3 trials. He has led multidisciplinary forums on drug development and clinical trial design at national and international scientific meetings, and fostered collaborations between professional medical societies and the FDA. Previously, he was co-founder and chief medical officer of Lyric Pharmaceuticals, helping raise a $21 million Series A round in 2014. He has also served as chief medical officer of Avaxia Biologics, interim chief medical officer of Tranzyme Pharma, and chief medical officer of Ocera Therapeutics. Dr. Harris was also chief medical officer and vice president of Clinical Affairs at Napo Pharmaceuticals where he authored the pivotal clinical study that led to the approval of crofelemer (Mytesi®), the first Phase 2/3 adaptive trial design resulting in a drug approval. Earlier in his career he held senior roles in global clinical development and medical affairs at Otsuka Pharmaceuticals and Abbott. He sits on the faculty of Georgetown University School of Medicine as an Adjunct Professor, where he directs a course on drug development under a grant from the NIH. Dr. Harris has been a consultant on third-world drug development for the Bill and Melinda Gates Foundation and a speaker at national and international forums on drug development. Dr. Harris has an M.D. from Harvard Medical School and an MS in Administrative Medicine and Population Health from the University of Wisconsin Medical School. His post-graduate training includes residencies at John Hopkins Hospital and the University of Pennsylvania, and a Gastroenterology and Hepatology Fellowship at the Yale University School of Medicine.

EXECUTIVE COMPENSATION
Our named executive officers (“Named Executive Officers”) for the year ended December 31, 2020 are:
•
Vipin K. Garg, Ph.D., our Chief Executive Officer;

•
William M. Brown, CPA, our Chief Financial Officer;

•
M. Scot Roberts, Ph.D., our Chief Scientific Officer; and

•
M. Scott Harris, M.D., our Chief Medical Officer.

Elements of Compensation
The compensation arrangement for each Named Executive Officer is intended to encourage performance and to align the Named Executive Officers’ interests with those of our stockholders. In setting compensation for our Named Executive Officers, the Compensation Committee and the Board takes into account the relative amount of compensation that is delivered on a current and long-term basis and in the form of cash and equity. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards encourage employees to maintain both a short-term and a long-term view with respect to Company performance.
The Company’s executive compensation program consists of the following elements:
•
base salary;

•
annual cash bonuses;

•
stock options;

•
health and retirement benefits and perquisites; and

•
401(k) plan

Base Salary
The Named Executive Officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, roles and responsibilities.
Annual Performance-Based Bonus
The Named Executive Officers are entitled to receive annual performance-based cash bonuses, the amount of which is based on satisfaction of corporate and personal objectives that are established by the Board of Directors or the Compensation Committee. The annual bonuses are intended to encourage the Named Executive Officers to promote the growth of the Company’s business.
Equity Awards
The Named Executive Officers are eligible to receive equity awards under the Altimmune, Inc. 2017 Omnibus Incentive Plan (as amended, the “2017 Plan”). Awards under the 2017 Plan are intended to align the interests of the Named Executive Officers with those of our stockholders and to create a link between executive pay and the long-term performance of our Common Stock.
Employee Benefits
The Named Executive Officers, like our other employees, participate in health and welfare benefit plans, subject to satisfying eligibility requirements.
401(k) Plan
The Company maintains a tax-qualified retirement plan (the “401(k) Plan”) that provides eligible employees (including the Named Executive Officers) with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the 401(k) Plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits Altimmune to make matching contributions and profit-sharing contributions to eligible participants. Altimmune matches contributions 100% on the first 4% of contributions made by participants.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our Named Executive Officers.
Summary Compensation Table
The following table sets forth the total compensation that was paid to or earned by the Named Executive Officers for the 2019 and 2020 fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Vipin K. Garg, Ph.D.	2020	514,375	—	—	536,705	354,063	—	29,258	1,434,401
Chief Executive Officer	2019	500,000	—	—	—	248,016	—	66,631	814,647
William M. Brown, CPA(3)	2020	339,488	—	—	92,991	169,950	—	19,678	622,106
Chief Financial Officer	2019	192,500	—	—	151,564	89,627	—	190,656	624,347
M. Scot Roberts, Ph.D.	2020	348,583	—	—	92,991	175,000	—	11,400	627,974
Chief Scientific Officer	2019	316,000	—	—	85,605	33,831	—	12,825	448,261
M. Scott Harris, M.D.(4)	2020	377,092	—	—	92,991	188,700	—	11,400	670,183
Chief Medical Officer	2019	115,032	—	—	171,325	95,318	—	1,233	382,908
Sybil Tasker, M.D., MPH(5)	2020	—	—	—	—	—	—	—	—
Former Chief Medical Officer	2019	203,500	—	—	146,103	—	—	6,912	356,515

(1)
Amounts in this column reflect the aggregate grant date fair value of stock awards and stock options granted during the covered year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the amounts for fiscal years 2020 and 2019 are discussed in Item 13, Financial Statements and Supplementary Data, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(2)
Amounts in this column for fiscal year 2019 include payments of $190,656 for the service of Mr. Brown as Acting Chief Financial Officer prior to June 1, 2019.

(3)
Mr. Brown commenced employment with Altimmune on June 1, 2019.

(4)
Dr. Harris commenced employment with Altimmune on September 9, 2019

(5)
Dr. Tasker terminated employment with Altimmune on June 30, 2019.

Narrative to Summary Compensation Table
Agreements with Named Executive Officers
We have entered into employment agreements with each of Dr. Garg, Mr. Brown, Dr. Roberts and Dr. Harris. The material terms of such agreements are summarized below.
Employment Agreement with Vipin K. Garg, Ph.D.
On November 16, 2018, the Company entered into an employment agreement with Dr. Garg in connection with his employment as the President and Chief Executive Officer of the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Garg commenced employment with the Company on November 30, 2018.

Under the Employment Agreement, Dr. Garg receives a base salary of $500,000 and, from January 1, 2019, will be eligible to receive an annual discretionary incentive bonus of up to 55% of his base salary based on achievement of performance goals established by the Compensation Committee. In addition, Dr. Garg received a lump sum cash signing bonus of $100,000, which was subject to claw-back if Dr. Garg’s employment with the Company terminated for any reason other than by the Company without cause or by Dr. Garg for good reason on or prior to November 30, 2019.
Dr. Garg is eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives. In addition, the Company pays the premium costs for a term life insurance policy for Dr. Garg with a benefit equal to Dr. Garg’s base salary and for short- and long-term disability plans that provide for an annual benefit of at least 60% of Dr. Garg’s base salary for as long as the disability continues. In addition, during the term of Dr. Garg’s employment, so long as Dr. Garg’s primary residence is located within 50 miles of his current residence in North Carolina, the Company will reimburse Dr. Garg an amount not to exceed $36,000 during any 12-month period to cover Dr. Garg’s commuting expenses, which amount will be grossed up for taxes. During the term of Dr. Garg’s employment, and subject to applicable securities laws or listing standards, the Company will use its best efforts to cause Dr. Garg to be nominated for election as a member of the Company’s board of directors at each annual meeting of stockholders at which Dr. Garg is up for election.
Pursuant to the Employment Agreement, Dr. Garg received the following equity-based awards:
•
A grant, pursuant to the Company’s 2017 Omnibus Incentive Plan, of an incentive stock option (the “Incentive Stock Option”) to purchase 111,421 shares of the Company’s Common Stock with a grant-date fair value of $400,000. The Incentive Stock Option has an exercise price of $3.59. One-fourth of the shares underlying the Incentive Stock Option will vest on the first anniversary of the Grant Date (the “First Vesting Date”), and thereafter 1/48th of the shares underlying the Incentive Stock Option will vest monthly commencing on January 1, 2020, such that the shares underlying the Incentive Stock Option will be fully vested on December 1, 2022, in each case, generally subject to Dr. Garg’s employment with the Company through the applicable vesting date.

•
An inducement grant under Nasdaq Listing Rule 5635(c)(4), of a non-qualified stock option to purchase 211,486 shares of the Company’s Common Stock, which will have an exercise price of $3.59 per share, the last reported sale price of the Company’s Common Stock on the date of grant of such award (the “Grant Date”). One-fourth of the shares underlying the non-qualified stock option will vest on the First Vesting Date, and thereafter 1/48th of the shares underlying the non-qualified stock option will vest on each monthly anniversary of the First Vesting Date, such that the shares underlying the non-qualified stock option will be fully vested on November 30, 2022, in each case, generally subject to Dr. Garg’s employment with the Company through the applicable vesting date.

•
An inducement grant under Nasdaq Listing Rule 5635(c)(4), of 322,907 restricted shares of the Company’s common stock. One-fourth of the restricted shares will vest on the First Vesting Date, and thereafter 1/48th of the restricted shares will vest on each monthly anniversary of the First Vesting Date, such that the restricted shares will be fully vested on November 30, 2022, in each case, generally subject to Dr. Garg’s employment with the Company through the applicable vesting date.

In the event of an employment termination, the Company will pay Dr. Garg his earned but unpaid base salary through the date of termination, accrued but unused vacation pay, unreimbursed business expenses and such employee benefits as may be due to Dr. Garg under the terms of the applicable benefit plans (the “Accrued Benefits”). In addition, if the Company terminates Dr. Garg’s employment for “cause” (as defined below), Dr. Garg will be entitled to payment of any unpaid prior year’s annual bonus.
If the Company terminates Dr. Garg’s employment without cause or Dr. Garg resigns his employment for “good reason” (as defined below), in addition to the Accrued Benefits, Dr. Garg will be entitled to receive 12 months of base salary continuation payments, 12 months of continued coverage under the health insurance plans in which Dr. Garg participates at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within one year following a “change in control” (as defined in the Employment Agreement), Dr. Garg is entitled to receive an amount equal to the sum of 18 months of his base salary plus his target annual discretionary incentive bonus for the year of termination, 18 months of continued coverage under the health insurance plans in which Dr. Garg participates at the time of the termination, payment of any unpaid prior year’s annual bonus and, if such termination occurs within the one-year period following a change in control, all of Dr. Garg’s outstanding unvested equity awards will become vested. If any payments, whether under Dr. Garg’s employment agreement or otherwise, would be subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code (the “Code”), such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to Dr. Garg. Dr. Garg is required to execute and not revoke a release of claims in order to be eligible to receive severance payments or benefits, other than the Accrued Benefits.
Under the Employment Agreement, “cause” generally means Dr. Garg’s (i) material breach of his fiduciary duties, (ii) material breach of his Employment Agreement, (iii) willful failure or refusal to follow written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) continuing and willful refusal to act as directed by the Board. Under the Employment Agreement, “good reason” generally means (i) a reduction in Dr. Garg’s base salary or target annual bonus opportunity, (ii) a material diminution in Dr. Garg’s authorities, duties or responsibilities, or (iii) a relocation of Dr. Garg’s principal place of employment more than 50 miles from Gaithersburg, Maryland.
Dr. Garg is subject to restrictive covenants during the term of his employment and for a period of one year following the termination of his employment. In particular, Dr. Garg will be prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on behalf of himself or another entity that directly competes with the Company and does business in the same geographical areas in which the Company does business.
Employment Agreement with William M. Brown, CPA
Effective June 1, 2019, the Company entered into an employment agreement with William M. Brown, the Chief Financial Officer. The agreement provided that Mr. Brown would be employed so long as mutually agreeable to Mr. Brown and the Company.
The agreement provided Mr. Brown with an initial base salary of $330,000. In addition, Mr. Brown was paid a signing bonus of $60,000. In addition, Mr. Brown is eligible to receive an annual discretionary incentive bonus of up to 30% of base salary based as determined by the Compensation Committee. In addition, Mr. Brown would be granted incentive stock options to purchase 50,000 shares of the Company’s common stock, Mr. Brown is eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives. In addition, during the term of Mr. Brown’s employment, so long as Mr. Brown’s primary residence is located within 50 miles of his current residence in Highlands Ranch, Colorado, the Company will reimburse Mr. Brown an amount not to exceed $18,000 during any 12-month period to cover Mr. Brown’s commuting expenses, which amount will be grossed up for taxes.
If, prior to a “change in control” (as defined in the employment agreement), the Company terminates the employment of Mr. Brown without “cause” or if such he resigns for “good reason” (as defined below), in addition to accrued benefits (to which she is entitled on any termination of employment), Mr. Brown will be entitled to receive severance equal to six months of base salary continuation payments, six months of continued coverage under the health insurance plans in which the executive participated at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within the one-year period following a change in control, he would be entitled to receive a severance amount equal to the sum of 12 months of his base salary plus his target annual discretionary incentive bonus for the year of termination, six months of continued coverage under the health insurance plans in which he participates at the time of termination, payment of any unpaid prior year’s annual bonus and, all of his outstanding unvested equity awards will become vested. The agreement also provides that if any payments, whether under the agreement or otherwise, payable to him would be subject to the golden parachute excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to him. Mr. Brown is required to execute and not revoke a release of claims in Altimmune’s favor in order to be eligible to receive the severance payments and benefits.
Under the agreement with Mr. Brown, “cause” generally means his (i) material breach of his fiduciary duties to us, (ii) material breach of the agreement, (iii) willful failure or refusal to follow Altimmune’s written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony or (v) continuing and willful failure to act as directed by Altimmune’s board of directors or its chief executive officer. Under the agreement, “good reason” generally means (i) a reduction in Mr. Brown’s base salary or target annual bonus opportunity, (ii) a material diminution in authority, duties or responsibilities or (iii) a relocation of his principal place of employment more than 50 miles from Gaithersburg, Maryland.
Under the agreement, Mr. Brown is subject to restrictive covenants during the term of his employment and for a period of six months following termination of employment. In particular, he is prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on the executive’s behalf or another entity that directly competes with the Company.
Employment Agreement with M. Scot Roberts, Ph.D.
On December 31, 2017, the Company entered into an employment agreement with M. Scot Roberts, Ph.D., the Chief Scientific Officer. The agreement provided that Dr. Roberts would be employed so long as mutually agreeable to Dr. Roberts and the Company.
The agreement provided Dr. Roberts with an initial base salary of $220,000. In addition, Dr. Roberts is eligible to receive an annual discretionary incentive bonus of up to 30% of base salary based as determined by the Compensation Committee. Dr. Roberts is eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives.
If, prior to a “change in control” (as defined in the employment agreement), the Company terminates the employment of Dr. Roberts without “cause” or if such he resigns for “good reason” (as defined below), in addition to accrued benefits (to which he is entitled on any termination of employment), Dr. Roberts will be entitled to receive severance equal to six months of base salary continuation payments, six months of continued coverage under the health insurance plans in which the executive participated at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within the one-year period following a change in control, he would be entitled to receive a severance amount equal to the sum of 12 months of his base salary plus his target annual discretionary incentive bonus for the year of termination, six months of continued coverage under the health insurance plans in which he participates at the time of termination, payment of any unpaid prior year’s annual bonus and, all of his outstanding unvested equity awards will become vested. The agreement also provides that if any payments, whether under the agreement or otherwise, payable to him would be subject to the golden parachute excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to him. Dr. Roberts is required to execute and not revoke a release of claims in Altimmune’s favor in order to be eligible to receive the severance payments and benefits.
Under the agreement with Dr. Roberts, “cause” generally means his (i) material breach of his fiduciary duties to us, (ii) material breach of the agreement, (iii) willful failure or refusal to follow Altimmune’s written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony or (v) continuing and willful failure to act as directed by Altimmune’s board of directors or its chief executive officer. Under the agreement, “good reason” generally means (i) a reduction in the Dr. Roberts’ base salary or target annual bonus opportunity, (ii) a material diminution in authority, duties or responsibilities or (iii) a relocation of his principal place of employment more than 50 miles from Gaithersburg, Maryland.
Under the agreement, Dr. Roberts is subject to restrictive covenants during the term of his employment and for a period of six months following termination of employment. In particular, he is prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on the executive’s behalf or another entity that directly competes with the Company.
Employment Agreement with M. Scott Harris, M.D.
On September 9, 2019, the Company entered into an employment agreement with M. Scott Harris, M.D., the Chief Medical Officer. The agreement provided that Dr. Harris would be employed so long as mutually agreeable to Dr. Harris and the Company.

The agreement provided Dr. Harris with an initial base salary of $370,000. In addition, Dr. Harris is eligible to receive an annual discretionary incentive bonus of up to 30% of base salary based as determined by the Compensation Committee. In addition, Dr. Harris would be granted incentive stock options to purchase 107,000 shares of the Company’s common stock, Dr. Harris is eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives.
If, prior to a “change in control” (as defined in the employment agreement), the Company terminates the employment of Dr. Harris without “cause” or if such he resigns for “good reason” (as defined below), in addition to accrued benefits (to which he is entitled on any termination of employment), Dr. Harris will be entitled to receive severance equal to six months of base salary continuation payments, six months of continued coverage under the health insurance plans in which the executive participated at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within the one-year period following a change in control, he would be entitled to receive a severance amount equal to the sum of 12 months of his base salary plus his target annual discretionary incentive bonus for the year of termination, six months of continued coverage under the health insurance plans in which he participates at the time of termination, payment of any unpaid prior year’s annual bonus and, all of his outstanding unvested equity awards will become vested. The agreement also provides that if any payments, whether under the agreement or otherwise, payable to him would be subject to the golden parachute excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to the him. Dr. Harris is required to execute and not revoke a release of claims in Altimmune’s favor in order to be eligible to receive the severance payments and benefits.
Under the agreement with Dr. Harris, “cause” generally means his (i) material breach of his fiduciary duties to us, (ii) material breach of the agreement, (iii) willful failure or refusal to follow Altimmune’s written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony or (v) continuing and willful failure to act as directed by Altimmune’s board of directors or its chief executive officer. Under the agreement, “good reason” generally means (i) a reduction in the Dr. Harris’ base salary or target annual bonus opportunity, (ii) a material diminution in authority, duties or responsibilities or (iii) a relocation of his principal place of employment more than 50 miles from Gaithersburg, Maryland.
Under the agreement, Dr. Harris is subject to restrictive covenants during the term of his employment and for a period of six months following termination of employment. In particular, he is prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on the executive’s behalf or another entity that directly competes with the Company.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2020.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Vipin K. Garg, Ph.D.	55,710	55,711(1)	—	3.59	11/30/2028
	110,149	101,337(1)	—	3.59	11/30/2028
	—	149,500(2)	—	1.92	1/2/2030
William M. Brown, CPA	30,000	—(3)	—	2.60	1/2/2024
	18,750	31,250(4)	—	2.34	6/10/2029
	—	61,400(2)	—	1.92	1/2/2030
M. Scot Roberts, Ph.D.	375	—(5)	—	401.10	4/8/2026
	299	—(5)	—	77.40	12/4/2024
	299	—(5)	—	17.40	12/5/2023
	1,361	306(6)	—	74.40	9/22/2027
	1,152	515(7)	—	13.35	5/21/2028
	15,625	14,375(8)	—	2.60	1/2/2029
	16,625	21,375(9)	—	2.95	3/26/2029
	—	61,400(2)	—	1.92	1/2/2030
M. Scott Harris, M.D.	33,437	73,563(10)	—	2.13	9/9/2029
	—	61,400(2)	—	1.92	1/2/2030

(1)
This option was granted on November 30, 2018 and 25% became vested and exercisable on the first anniversary of the grant date. The aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on January 1, 2020.

(2)
On January 2, 2020, Dr. Garg, Mr. Brown, Dr. Roberts and Dr. Harris were granted an option to purchase 149,500, 61,400, 61,400 and 61,400, respectively, shares of Common Stock of the Company at an exercise price of $1.92 per share. 25% on the first anniversary of the grant date and the aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on February 2, 2021.

(3)
On January 2, 2019, Mr. Brown was granted an option to purchase 30,000 shares of Common Stock of the Company at an exercise price of $2.60 per share. One-hundred percent of the shares underlying the option vested upon the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2018.

(4)
This option was granted on June 10, 2019, and 25% became vested and exercisable on June 1, 2020. The aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on June 1, 2020.

(5)
These options were acquired pursuant to the Merger Agreement on May 4, 2017. These options are fully vested.

(6)
This option was granted on September 22, 2017, and 25% became vested and exercisable on the first anniversary of the grant date. The aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on September 22, 2018.

(7)
This option was granted on May 21, 2018, and 25% became vested and exercisable on March 1, 2019. The aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on April 1, 2019.

(8)
This option was granted on January 2, 2019, and 25% became vested and exercisable on the first anniversary of the grant date. The aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on January 2, 2020.

(9)
This option was granted on March 26, 2019, and 25% became vested and exercisable on the first anniversary of the grant date. The aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on March 26, 2020.
(10)
This option was granted on September 9, 2019, and 25% became vested and exercisable on the first anniversary of the grant date. The aggregate remaining unvested portion will vest and become exercisable in equal monthly installments over the 36-month period commencing on September 9, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and approval of related party transactions
Our related parties include our directors, executive officers, holders of more than five percent of the outstanding shares of our Common Stock the foregoing persons’ immediate family members. We review relationships and transactions in which the Company and our related parties are participants to determine whether such related persons have a direct or indirect material interest. As required under SEC rules, transactions since January 1, 2020 that are determined to be directly or indirectly material to a related party are disclosed in this Proxy Statement. In addition, the Audit Committee reviews and approves any related party transaction that is required to be disclosed.
Since January 1, 2020, there have been no related party transactions.
Indemnification agreements
We have entered into an indemnification agreement with each of our outside directors. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS
Other matters
As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.
Stockholder proposals for 2022 Annual Meeting
In order to be considered for inclusion in the Company’s proxy statement and proxy card relating to the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in Gaithersburg, Maryland, on or before April 15, 2022, unless the 2022 Annual Meeting is held on a date more than 30 days from the anniversary of the 2021 Annual Meeting, in which case such proposals must be submitted a reasonable time before the Company prints and mails the proxy materials for the 2022 Annual Meeting.
In addition, under the Company’s bylaws, any director nominee or proposal for consideration at the 2022 Annual Meeting submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if such proposal or director nomination is received by the Corporate Secretary of the Company at its principal executive offices within the time periods set forth in the Company’s bylaws. If the 2022 Annual Meeting is held on a date no more than 30 days before or after September 23, 2022, the anniversary date of the 2021 Annual Meeting, then a stockholder proposal or director nominee must be received no earlier than May 26, 2022 and no later than June 25, 2022. However, if the Company’s 2022 Annual Meeting is held on a date more than 30 days before or after September 23, 2022, such proposals or director nominees must be received no later than 10 days after the day on which the date of the 2022 Annual meeting is first disclosed by the Company.
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Altimmune, Inc., that file electronically with the SEC.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We are incorporating by reference the following, which include the information required by Item 13(a) of Schedule 14A and further information concerning the transactions described in Proposal 5:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021;

•
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 17, 2021 and for the quarter ended June 30, 2021, filed with the SEC on August 10, 2021;

•
Our Current Reports on Form 8-K filed with the SEC on February 25, 2021, February 25, 2021, March 12, 2021, April 1, 2021, June 16, 2021 and June 29, 2021, excluding any information deemed “furnished” and not “filed” pursuant to Item 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such item; and

•
The description of our common stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on May 4, 2017, including any amendments or reports filed for purposes of updating such description.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to our Corporate Secretary at Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878. A request for copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on August 10, 2021.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet - QUICK +++ EASYIMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail ALTIMMUNE, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 22, 2021. INTERNET/MOBILE –www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.VOTE AT THE MEETING –If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend, visit: https://www.cstproxy.com/altimmune/2021MAIL – Mark, sign and date your proxy card and return it in the postage-paidenvelope provided. PROXYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. Please mark your votes like this 1. Vote to elect the eight nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2022 Annual Meeting of Stockholders.Director of Nominees 3.Hold an advisory vote on the com- pensation of the Company’s named executive officers as disclosed in the attached Proxy Statement. FORAGAINST ABSTAIN (1)Mitchel Sayare, Ph.D.(2)Vipin K. Garg, Ph.D.(3)David J. Drutz, M.D.(4)John M. Gill(5)Philip L. Hodges(6)Diane Jorkasky, M.D.(7)Wayne Pisano(8)Klaus O. Schafer, M.D., MPH FOR all Nominees listed to the left WITHHOLD AUTHORITYto vote (except as marked to the contrary for all nominees listed to the left) 4.Approve the authorization to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the proposals. FORAGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. Vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. FORAGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date , 2021 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of StockholdersThe 2021 Proxy Statement and the 2020 Annual Report to Stockholders are available at: https://www.cstproxy.com/altimmune/2021V FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED V PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSALTIMMUNE, INC. The undersigned appoints Vipin K. Garg, Ph.D. and William Brown, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Altimmune, Inc. held of record by the undersigned at the close of business on August 10, 2021 at the Annual Meeting of Stockholders of Altimmune, Inc. to be held virtually at: https://www.cstproxy.com/altimmune/2021 on September 23, 2021 at 8:30 a.m., or at any adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.(Continued and to be marked, dated and signed, on the other side)